Exhibit 99.1

Avnet to Transfer Stock Exchange Listing to Nasdaq

Ticker symbol to remain “AVT”

PHOENIX –  April 26, 2018 – Avnet (NYSE: AVT), a leading global technology distributor, announced today that it will transfer its stock exchange listing from the New York Stock Exchange to The Nasdaq Global Select Market (Nasdaq). The company expects that its common stock will commence trading on Nasdaq on May 8, and will continue to be listed under the “AVT” ticker symbol.

“Since 1921, Avnet has always adapted to changing markets while staying focused on helping our customers grow their businesses more efficiently,” said Bill Amelio, CEO, Avnet. “Listing on Nasdaq positions Avnet alongside other top-tier technology companies that are leading their industries and guiding technology solutions to market. We are confident this will be a seamless transition for our company, our shareholders, and our 15,000+ employees across the globe.”

"Avnet represents the growth-oriented and industry-defining technology companies that call Nasdaq home," said Adena Friedman, President and CEO, Nasdaq. "Nasdaq is driven by the same entrepreneurial spirit valued by Avnet and we look forward to being a long-term partner supporting their continued success.”

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All brands and trade names are trademarks or registered trademarks, and are the properties of their respective owners. Avnet disclaims any proprietary interest in marks other than its own.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing Avnet’s future trading and performance and include words such as “expects,” “will,” “positions,” “will be,” and other words and terms of similar meaning. Actual results may differ materially from the expectations contained in the forward-looking statements. Various factors, including those set forth in Avnet’s filings with the Securities and Exchange Commission, including Avnet’s reports on Form 10-K, Form 10-Q and Form 8-K and others, could cause actual results to differ materially from those described in the forward-looking statements. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet

From idea to design and from prototype to production, Avnet supports customers at each stage of a product’s lifecycle. A comprehensive portfolio of design and supply chain services makes Avnet the go-to guide for innovators who set the pace for technological change. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com.

Investor Relations Contact

Vincent Keenan

Investor Relations

(480) 643-7053

investorrelations@avnet.com

Media Relations Contact

Maureen O'Leary

Corporate Communications

(480) 643-7499

corporate.communications@avnet.com